Exhibit A-1

Ecuador Facility

Ownership is 100% unless otherwise specified

Duke Energy Corporation
|
Duke Capital LLC
|
PanEnergy Corp
|
DESI
|
DEA
|
DEI
|
DEG — TEB
| 90.8% — 9.2% |
DEILA --------------------------------
| 99%

DEI Uruguay Holdings LLC
1% |
DEI Uruguay Investments, SRL--------------
|
DEI España Holdings, SLU

DEI Electroquil Holdings LLC
| 99% — 1% |
DEEP ----------------------------------
|
DEI- Ecuador
| 72.31%
Electroquil SA